Exhibit 4

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: July 26, 2021	HOLLEY PARENT HOLDINGS, LLC
By: /s/ Vincent Taurassi
Name: Vincent Taurassi
Title: Attorney-in-Fact

Date: July 26, 2021	SENTINEL PARTNERS V, L.P.
By: Sentinel Managing Company V, Inc.
its general partner
By: /s/ Vincent Taurassi
Name: Vincent Taurassi
Title: Attorney-in-Fact

Date: July 26, 2021	SENTINEL MANAGING COMPANY V, INC.
By: /s/ Vincent Taurassi
Name: Vincent Taurassi
Title: Attorney-in-Fact

Date: July 26, 2021	SENTINEL CAPITAL PARTNERS V, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner
By: /s/ Vincent Taurassi
Name: Vincent Taurassi
Title: Attorney-in-Fact

Date: July 26, 2021	SENTINEL CAPITAL PARTNERS V-A, L.P.
By: Sentinel Partners V, L.P.
its general partner

By: Sentinel Managing Company V, Inc.
its general partner
By: /s/ Vincent Taurassi
Name: Vincent Taurassi
Title: Attorney-in-Fact

Date: July 26, 2021	SENTINEL CAPITAL INVESTORS V, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner
By: /s/ Vincent Taurassi
Name: Vincent Taurassi
Title: Attorney-in-Fact

2